PRESS RELEASE
Contact Whitestone REIT:
Anne Gregory, Vice President Marketing & Investor Relations
(713) 435 2221 ir@whitestonereit.com

WHITESTONE REIT ANNOUNCES OPERATING RESULTS FOR THE SECOND QUARTER 2012

Second Quarter Highlights (Year-Over-Year)

•	Total Portfolio Occupancy grew 6% to 87%

•	Total Operating Portfolio Occupancy grew 3% to 87%

•	Property net operating income increased 35% to $6.7 million

•	FFO-Core increased 45% to $2.9 million

•	EBITDA increased 53% to $4.9 million

•	Net income increased $627,000 to $431,000

Houston, Texas, August 6, 2012 - Whitestone REIT (NYSE: WSR - “Whitestone” or the “Company”), a fully integrated real estate company that owns, operates and re-develops Community Centered PropertiesTM, which are visibly located in established or developing culturally diverse neighborhoods, announced its financial results for the second quarter of 2012.

"We continue to focus on our value-add internal growth initiatives, which include re-developing, re-positioning, and re-leasing our core properties, and ended the quarter by increasing occupancy to 87%, the highest it has been since our August 2010 initial public offering, up 6% versus the same reporting period a year ago.  We expect our increased occupancy to lead to increased revenue, NOI and FFO over the balance of the year. We are pleased with our leasing results and operating strategy, which confirms the effectiveness of our Community Center Property focus on small service based tenants," said James C. Mastandrea, Whitestone's Chairman and Chief Executive Officer. "We also continue our external growth strategy to acquire value-add properties in markets with strong demographics. We closed on one acquisition of $6.4 million during the quarter, and have approximately $40 million of additional communities under contract that are expected to close. Our acquisitions pipeline, in addition to these properties remains substantial, and includes: properties in foreclosure; under distressed financial and operating pressure; and potential tenant in common exchanges for operating partnership units. These properties meet our criteria of having cash flow with a value-add component, and are each located in economically vibrant, resilient, and culturally diverse neighborhoods."

Highlights: Second Quarter 2012 Compared to Second Quarter 2011

•
Net income attributable to Whitestone REIT increased $627,000 to $431,000, or $0.04 per diluted common share, compared to a loss of $196,000 or $0.02 per diluted common share for the same period in 2011.

•
Funds from Operations ("FFO") increased 69% to $2.7 million, or $0.22 per diluted common share and operating partnership unit ("OP unit"), as compared to $1.6 million or $0.15 per diluted common share and OP unit for the second quarter 2011.

•
Funds from Operations-Core ("FFO-Core") increased 45% to $2.9 million, or $0.23 per diluted common share and OP unit, as compared to $2.0 million or $0.20 per diluted common share and OP unit for the second quarter 2011.

•
Property net operating income (“NOI”) increased 35% to $6.7 million as compared to $5.0 million for the same period in 2011. The increase of $1.7 million is primarily attributable to NOI of new acquisitions.

•
The Company declared a quarterly cash distribution of $0.285 per common share and OP unit, which was paid in three equal installments of $0.095 in April, May and June 2012. In May 2012, the Company also declared its second quarter cash distribution of $0.285 per common share and OP unit, which has been paid or will be paid in three equal installments of $0.095 in July, August and September 2012.

 Second Quarter 2012 Leasing Highlights

The Company's total property occupancy increased 6% to 87% as compared to 81% at the same period in 2011. Total property occupancy includes properties under redevelopment, undergoing significant retenanting and recent acquisitions. Operating portfolio occupancy rate increased to 87% from 84% at the same period 2011. The Company defines Operating portfolio occupancy as physical occupancy in all properties, excluding (i) new acquisitions through the earlier of attainment of 90% occupancy or 18 months of ownership and (ii) properties that are undergoing significant redevelopment or re-tenanting.

The Company signed 92 new and renewal leases representing 190,000 square feet during the second quarter of 2012, primarily with service oriented entrepreneurial tenants that required less than 3,000 square feet in multi-cultural neighborhoods, which drives premium rents. A summary of leasing activity is shown below:

•	An 18% increase in total number of tenants to 963 from 813 for the same period 2011;

•	An increase of 19% in the number of new and renewal leases signed: 92 in the second quarter of 2012 versus 77 in the same period of 2011; and

•
Signed 190,000 square feet in new and renewal leases, with an average size of 2,060 square feet as compared to a total of 266,000 square feet and average size of 3,458 square feet in the same period of 2011.

Community Centered PropertiesTM Portfolio Statistics

As of June 30, 2012, the Company owned 46 Community Centered PropertiesTM with approximately 3.6 million square feet of gross leasable area, including two development land parcels, located in five of the top markets in the United States in terms of population growth: Houston, Dallas, San Antonio, Phoenix and Chicago.

The Company's strategic efforts target entrepreneurial service oriented tenants that target the neighborhoods within three to five miles from each Community Centered PropertyTM. These tenants tend to occupy smaller spaces (less than 3,000 square feet) and, as of June 30, 2012, provided a 60% premium rental rate compared to the Company's larger space tenants. The Company currently services 963 tenants throughout its portfolio.  No single tenant accounted for more than 1.5% of the Company's annualized base rental revenues as of June 30, 2012. The tenant base mix is diversified to Drive Traffic and Drive ValueTM with service offerings concentrated in medical, educational, casual dining and convenience services.

Balance Sheet

The Company owned 20 properties unencumbered by debt as of June 30 2012, with an undepreciated cost basis of $121 million. The total undepreciated values of the Company's real estate assets and real estate indebtedness were $305 million and $140 million, respectively, as of June 30, 2012. As of June 30, 2012, 65% of the Company's debt was fixed-rate and the Company's weighted average interest rate for the quarter was 5.2%.

On February 27, 2012, Whitestone closed on a three-year $125 million unsecured revolving credit facility to replace an existing $20 million facility with Bank of Montreal. The Company plans to use the new facility for general corporate purposes, primarily for acquisitions and redevelopment of existing properties in its portfolio. BMO Capital Markets served as the Sole Lead Arranger and Sole Book Runner. Bank of Montreal also serves as the Administrative Agent. U.S. Bank National Association served as Syndication Agent, while Capital One, National Association, and Wells Fargo Bank, National Association served as Co-Documentation Agents. Also included in the lender group is MidFirst Bank. As of June 30, 2012, $101 million was available under the credit facility.

Supplemental Financial Information

Further details regarding Whitestone REIT's results of operations, Community Centers and tenants can be accessed at the Company's website at www.whitestonereit.com.

Webcast and Conference Call

The Company will host a conference call for investors and other interested parties on Monday, August 6, 2012 at 5:00 p.m. (Eastern Time). Interested parties can listen to the call live on the internet through the Investor Relations section of the Company's website, www.whitestonereit.com, using the News/Events - Press Releases tab. The call is also accessible via telephone by dialing 1-(877) 856-1956 for domestic participants or 1-(719) 325-4748 for international participants and entering the passcode 7738411. Listeners should go to the website at least 15 minutes prior to the call to download and install any necessary audio software. Those dialing in should call in at least 10 minutes prior to the start.

The conference call will be recorded and a telephone replay will be available through August 20, 2012, by dialing 1-(877) 870-5176 for domestic participants or 1-(858) 384-5517 for international participants and entering the passcode 7738411. The replay of the call will also be available on the Company's website.

The earnings release and supplemental data package will be located in the Investor Relations section of the website on the News/Events Press Releases tab. For those without internet access, the second quarter 2012 earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company's Investor Relations line at (713) 435-2221.

About Whitestone REIT

Whitestone REIT (NYSE: WSR) is a fully integrated real estate investment trust that owns, operates and redevelops Community Centered PropertiesTM, which are visibly located properties in established or developing culturally diverse neighborhoods.  Whitestone focuses on value-creation in its Centers, as it markets, leases and manages its Centers to match tenants with the shared needs of surrounding neighborhoods.  Operations are structured for providing cost-effective service to local service-oriented smaller space tenants (less than 3,000 square feet). Whitestone has a diversified tenant base concentrated on service offerings including medical, education, casual dining, and convenience services. The largest of its 963 tenants comprise less than 1.5% of its rental revenues. Headquartered in Houston, Texas and founded in 1998, the Company is internally managed with a portfolio of commercial properties in Texas, Arizona, and Illinois. For additional information about the Company, please visit www.whitestonereit.com. The Investor Relations section of the Company's website has links to SEC filings, news releases, financial reports and investor newsletters.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology, such as "may," "will," "expect," "intend," "anticipate," "believe," "continue" or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this press release include, but are not limited to, the strength of the Company's leasing portfolio and lease renewal activities.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to successfully identify and consummate suitable acquisitions; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic and regulatory changes; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in our most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q and other documents we file with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

This release contains the supplemental non-GAAP financial measures of FFO, FFO-Core, NOI and EBITDA. Following are definitions and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT, which states that FFO should represent net income (loss) available to common shareholders (computed in accordance with GAAP) plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures and excluding gains or losses on the sale of operating real estate assets and extraordinary items. In October 2011, NAREIT communicated to its members that the exclusion of impairment writedowns of depreciable real estate is consistent with the definition of FFO, and prior periods should be restated to be consistent with this guidance. As the Company has not had any impairments in the past five years, the Company was not required to restate our FFO for prior periods. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions.

Further, other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented. Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

FFO-Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain items that are not indicative of the results provided by the Company's operating portfolio and affect the comparability of the Company's period-over-period performance. These items include, but are not limited to, legal and professional fees, gains and losses on insurance claim settlements and acquisition costs. Therefore, in addition to FFO, management uses FFO-Core, which the Company defines to exclude such items. Management believes that these adjustments are appropriate in determining FFO-Core as they are not indicative of the operating performance of the Company's assets. In addition, the Company believes that FFO-Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to other REITs. Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes and gain or loss on sale or disposition of assets, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact that factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties.

EBITDA: Management believes that EBITDA is an appropriate supplemental measure of operating performance to net income attributable to the Company. The Company defines EBITDA as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes) and general and administrative expenses. Other REITs may use different methodologies for calculating EBITDA, and accordingly, the Company's EBITDA may not be comparable to other REITs. Management believes that EBITDA provides useful information to the investment community about the Company's operating performance when compared to other REITs since EBITDA is generally recognized as a standard measure. However, EBITDA should not be viewed as a measure of the Company's overall financial performance since it does not reflect depreciation and amortization, involuntary conversion, interest expense, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties.

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30, 2012	December 31, 2011
	(unaudited)
ASSETS
Real estate assets, at cost
Property	$304,517	$292,360
Accumulated depreciation	(48,999)	(45,472)
Total real estate assets	255,518	246,888
Cash and cash equivalents	3,863	5,695
Marketable securities	2,786	5,131
Escrows and acquisition deposits	3,767	4,996
Accrued rents and accounts receivable, net of allowance for doubtful accounts	6,727	6,053
Unamortized lease commissions and loan costs	4,495	3,755
Prepaid expenses and other assets	1,481	975
Total assets	$278,637	$273,493
LIABILITIES AND EQUITY
Liabilities:
Notes payable	$140,051	$127,890
Accounts payable and accrued expenses	7,034	9,017
Tenants' security deposits	2,393	2,232
Dividends and distributions payable	3,655	3,647
Total liabilities	153,133	142,786
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding at June 30, 2012 and December 31, 2011, respectively	—	—
Class A common shares, $0.001 par value per share; 50,000,000 shares authorized; 0 and 2,603,292 issued and outstanding as of June 30, 2012 and December 31, 2011, respectively	—	2
Class B common shares, $0.001 par value per share; 350,000,000 shares authorized; 12,024,821 and 8,834,563 issued and outstanding as of June 30, 2012 and December 31, 2011, respectively	10	8
Additional paid-in capital	164,231	158,127
Accumulated other comprehensive loss	(497)	(1,119)
Accumulated deficit	(46,639)	(41,060)
Total Whitestone REIT shareholders' equity	117,105	115,958
Noncontrolling interest in subsidiary	8,399	14,749
Total equity	125,504	130,707
Total liabilities and equity	$278,637	$273,493

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Property revenues
Rental revenues	$8,523	$6,705	$16,651	$13,376
Other revenues	2,464	1,365	4,762	2,780
Total property revenues	10,987	8,070	21,413	16,156

Property expenses
Property operation and maintenance	2,759	1,998	5,111	3,952
Real estate taxes	1,503	1,108	2,813	2,128
Total property expenses	4,262	3,106	7,924	6,080

Other expenses (income)
General and administrative	1,863	1,778	3,504	3,242
Depreciation and amortization	2,663	1,976	5,207	3,965
Interest expense	1,734	1,445	3,446	2,847
Interest, dividend and other investment income	(83)	(55)	(153)	(115)
Total other expense	6,177	5,144	12,004	9,939

Income (loss) before loss on disposal of assets and income taxes	548	(180)	1,485	137

Provision for income taxes	(70)	(58)	(135)	(111)
Loss on sale or disposal of assets	(16)	—	(28)	(18)

Net income (loss)	462	(238)	1,322	8

Less: Net income (loss) attributable to noncontrolling interests	31	(42)	98	1

Net income (loss) attributable to Whitestone REIT	$431	$(196)	$1,224	$7

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Basic and Diluted Earnings (Loss) Per Share:
Net income (loss) attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.04	$(0.02)	$0.10	$—

Weighted average number of common shares outstanding:
Basic	11,746	8,520	11,685	7,008
Diluted	11,754	8,520	11,696	7,008

Distributions declared per common share / OP unit	$0.2850	$0.2850	$0.5700	$0.5700

Consolidated Statements of Comprehensive Income (Loss)

Net income (loss)	$462	$(238)	$1,322	$8

Other comprehensive gain (loss)

Unrealized gain (loss) on available-for-sale marketable securities	33	(209)	799	(209)

Comprehensive income (loss)	495	(447)	2,121	(201)

Less: Comprehensive income (loss) attributable to noncontrolling interests	30	(78)	157	(41)

Comprehensive income (loss) attributable to Whitestone REIT	$465	$(369)	$1,964	$(160)

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Six Months Ended June 30,
	2012	2011

Cash flows from operating activities:
Net income	$1,322	$8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,573	3,736
Amortization of deferred loan costs	634	229
Gain on sale of marketable securities	(32)	(38)
Loss on sale or disposal of assets	28	18
Bad debt expense	358	214
Share-based compensation	266	155
Changes in operating assets and liabilities:
Escrows and acquisition deposits	1,229	1,986
Accrued rent and accounts receivable	(1,064)	(544)
Unamortized lease commissions	(600)	(402)
Prepaid expenses and other assets	298	495
Accounts payable and accrued expenses	(1,917)	(1,758)
Tenants' security deposits	161	49
Net cash provided by operating activities	5,256	4,148

Cash flows from investing activities:
Acquisitions of real estate	(6,400)	(8,650)
Additions to real estate	(6,465)	(2,066)
Investments in marketable securities	(750)	(10,461)
Proceeds from sales of marketable securities	3,926	909
Net cash used in investing activities	(9,689)	(20,268)

Cash flows from financing activities:
Distributions paid to common shareholders	(6,684)	(3,737)
Distributions paid to OP unit holders	(559)	(1,030)
Proceeds from issuance of common shares	—	60,066
Payments of exchange offer costs	(306)	—
Proceeds from notes payable	13,156	2,905
Repayments of notes payable	(1,819)	(1,540)
Payments of loan origination costs	(1,187)	(359)
Net cash provided by financing activities	2,601	56,305

Net increase (decrease) in cash and cash equivalents	(1,832)	40,185
Cash and cash equivalents at beginning of period	5,695	17,591
Cash and cash equivalents at end of period	$3,863	$57,776

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Six Months Ended June 30,
	2012	2011
Supplemental disclosure of cash flow information:
Cash paid for interest	$3,375	$2,838
Cash paid for taxes	$225	$215
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$523	$21
Financed insurance premiums	780	649
Value of shares issued under dividend reinvestment plan	45	—
Accrued offering costs	28	305
Value of Class B shares exchanged for OP units	6,224	—
Change in fair value of available-for-sale securities	799	(209)

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, expect per share and per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
FFO AND FFO-CORE
Net income (loss) attributable to Whitestone REIT	$431	$(196)	$1,224	$7
Depreciation and amortization of real estate assets	2,254	1,827	4,503	3,677
Loss on disposal of assets	16	—	28	18
Net income (loss) attributable to noncontrolling interests	31	(42)	98	1
FFO	2,732	1,589	5,853	3,703

Acquisition costs	130	141	$194	$142
Legal settlement	—	293	(131)	356
FFO-Core	$2,862	$2,023	$5,916	$4,201

FFO PER SHARE AND OP UNIT CALCULATION:
Numerator:
FFO	$2,732	$1,589	$5,853	$3,703
Distributions paid on unvested restricted common shares	(2)	(4)	(6)	(10)
FFO excluding amounts attributable to unvested restricted common shares	2,730	1,585	5,847	3,693
FFO-Core excluding amounts attributable to unvested restricted common shares	$2,860	$2,019	5,910	4,191

Denominator:
Weighted average number of total common shares - basic	11,746	8,520	11,685	7,008
Weighted average number of total noncontrolling OP units - basic	882	1,815	937	1,815
Weighted average number of total commons shares and noncontrolling OP units - basic	12,628	10,335	12,622	8,823

Effect of dilutive securities:
Unvested restricted shares	8	—	11	—
Weighted average number of total common shares and noncontrolling OP units - dilutive	12,636	10,335	12,633	8,823

FFO per share and unit - basic	$0.22	$0.15	$0.46	$0.42
FFO per share and unit - diluted	$0.22	$0.15	$0.46	$0.42

FFO-Core per share and unit - basic	$0.23	$0.20	$0.47	$0.48
FFO-Core per share and unit - diluted	$0.23	$0.20	$0.47	$0.48

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

PROPERTY NET OPERATING INCOME ("NOI")

Net income (loss) attributable to Whitestone REIT	$431	$(196)	$1,224	$7
General and administrative expenses	1,863	1,778	3,504	3,242
Depreciation and amortization	2,663	1,976	5,207	3,965
Interest expense	1,734	1,445	3,446	2,847
Interest, dividend and other investment income	(83)	(55)	(153)	(115)
Provision for income taxes	70	58	135	111
Loss on disposal of assets	16	—	28	18
Net income (loss) attributable to noncontrolling interests	31	(42)	98	1
NOI	$6,725	$4,964	$13,489	$10,076

EARNINGS BEFORE INTEREST, TAX, DEPRECIATION
AND AMORTIZATION ("EBITDA")

Net income (loss) attributable to Whitestone REIT	$431	$(196)	$1,224	$7
Depreciation and amortization	2,663	1,976	5,207	3,965
Interest expense	1,734	1,445	3,446	2,847
Provision for income taxes	70	58	135	111
Loss on disposal of assets	16	—	28	18
Net income (loss) attributable to noncontrolling interests	31	(42)	98	1
EBITDA	$4,945	$3,241	$10,138	$6,949

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,
	2012	2012	2011	2011
Net income attributable to Whitestone REIT	$431	$793	$556	$578
Depreciation and amortization	2,663	2,544	2,239	2,161
Interest expense	1,734	1,712	1,451	1,430
Provision for income taxes	70	65	60	54
Loss (gain) on disposal of assets	16	12	129	(1)
Net income attributable to noncontrolling interests	31	67	94	97
EBITDA	$4,945	$5,193	$4,529	$4,319